Exhibit 99.1

Press Release

McAfee Announces Sale of Enterprise Business

to Symphony Technology Group for $4.0 Billion

McAfee will become a pure play consumer cybersecurity company

McAfee expects to issue a $4.50 special dividend per Class A share and reduce debt by ~$1 billion upon transaction close

SAN JOSE and PALO ALTO, Calif. McAfee Corp. (Nasdaq: MCFE), the device-to-cloud cybersecurity company, today announced it has entered into a definitive agreement to sell its Enterprise business to a consortium led by Symphony Technology Group (STG) in an all-cash transaction for $4.0 billion. The transaction is expected to close by the end of 2021, subject to customary regulatory approvals and closing conditions.

McAfee’s Enterprise business has set the pace and standard within the cybersecurity industry for more than 30 years and has become a recognized leader for device-to-cloud cybersecurity solutions. Today, the Enterprise business is a trusted partner for 86% of the Fortune 100 firms around the world and realized $1.3 billion in net revenue in fiscal year 2020.

McAfee President and Chief Executive Officer, Peter Leav, commented “STG is the right partner to continue strengthening our Enterprise business, and this outcome is a testament to the business’ industry-leading solutions and most notably to the outstanding contributions of our employees.” Leav added, “This transaction will allow McAfee to singularly focus on our consumer business and to accelerate our strategy to be a leader in personal security for consumers.”

“McAfee is one of the most iconic brands in enterprise security and has a reputation for innovation, quality and leadership,” said William Chisholm, Managing Partner at STG. “We are fully committed to driving the business’ strategy to be the leading device-to-cloud cybersecurity company by partnering with McAfee’s existing world-class team to continue delivering exceptional performance to enterprises and government clients globally.”

News Highlights:

•	Divestiture of McAfee Enterprise business for $4.0 billion in cash before tax

•	McAfee to become pure play consumer cybersecurity company

•	McAfee expects to issue an estimated $4.50 special dividend per Class A common share upon transaction close

•	McAfee expects to reduce debt by approximately $1 billion, which is expected to result in a neutral impact to net leverage ratio

In addition to the repayment of approximately $1 billion of existing McAfee indebtedness, McAfee also expects to use a portion of the proceeds from the transaction to pay approximately $175 million in customary transaction expenses and other one-time charges. The $2.75 billion of remaining proceeds will be distributed by Foundation Technology Worldwide, McAfee’s controlled subsidiary, on a pro rata basis to all holders, including McAfee Corp. McAfee Corp. will use its pro rata portion of such proceeds to pay approximately $300 million in required corporate taxes and related payments in connection with the transaction, and will use all remaining proceeds to pay a one-time special dividend of $4.50 per share to holders of our Class A Common Stock. This represents a one-time special dividend rate of approximately 21% of the closing sale price of our Class A Common Stock on Friday, March 5, 2021 prior to McAfee’s entry into the transaction.

McAfee also expects to pay approximately $300 million in additional one-time separation costs and stranded cost optimization, a portion of which will be expenses paid by proceeds from the transaction.

Until closing, McAfee will continue to conduct and operate the Enterprise business, while McAfee, STG, and the Enterprise business’ leadership team will partner to plan for a successful transition for the business, its employees, and its customers.

At close, McAfee will retain its name and will continue its singular focus on delivering leading solutions to protect consumers and being a leader in personal security for consumers. The Enterprise business will be re-branded, which is expected to occur in the coming months.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as financial advisors, and Ropes & Gray LLP as legal advisor, to McAfee.

UBS Investment Bank, Jefferies LLC and BofA Securities are acting as financial advisors, and Paul Hastings LLP is acting as legal advisor, to STG. UBS Investment Bank, Jefferies Finance LLC and Bank of America are providing financing for the acquisition.

Webcast / Conference Call Details

In conjunction with this announcement, McAfee will host a webcast conference call today, March 8, 2021, at 8:00 a.m. Eastern Time to discuss the announced transaction. The listen-only webcast is available at https://ir.mcafee.com/investors. Investors and participants can access the conference call over the phone by dialing (833) 301-1122, or for international callers (631) 658-1012. The conference ID is 6165804.

Following the conference call, a replay of the webcast, supplemental financial information and earnings slides will be made available on the Investor Relations page of the McAfee’s website at https://ir.mcafee.com/news-and-events/events.

About McAfee

McAfee is the device-to-cloud cybersecurity company. Inspired by the power of working together, McAfee creates consumer and business solutions that make the world a safer place. www.mcafee.com

About STG

Symphony Technology Group (STG) is the private equity partner to market leading companies in data, software, and analytics. The firm brings expertise, flexibility, and resources to build strategic value and unlock the potential of innovative companies. Partnering to build customer-centric, market winning portfolio companies, STG creates sustainable foundations for growth that bring value to all existing and future stakeholders. The firm is dedicated to transforming and building outstanding technology companies in partnership with world class management teams. STG’s expansive portfolio has consisted of more than 35 global companies. For more information, please visit www.stgpartners.com.

Contacts

McAfee Investor Contact:

Eduardo Fleites

investor@mcafee.com

McAfee Media Contact:

Jaime Le

media@mcafee.com

STG Media Contact:

Gloria Consola

pr@stgpartners.com

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements McAfee makes relating to the estimated timing of the closing of the transaction or the expected use of proceeds therefrom; the impact of the transaction on McAfee’s Consumer business; the integration of its Enterprise business with STG Group and its existing assets; and McAfee’s plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that McAfee expected. Specific factors that could cause such a difference include, but are not limited to: delays in obtaining required regulatory approvals or the satisfaction of other closing conditions; the effectiveness and efficiency of any separation activities as a result of the transaction; the timing of the declaration of a special dividend, which is based on a number of assumptions regarding the realizable net cash proceeds from the transaction and other cash flow items; the impact of the COVID-19 pandemic; McAfee’s ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; the impact on McAfee’s business of a network or data security incident or unauthorized access to its network or data or its customers’ data; the effects on McAfee’s business if we are unable to acquire new customers, if its customers do not renew their arrangements with us, or if McAfee is unable to expand sales to its existing customers or develop new solutions or solution packages that achieve market acceptance; McAfee’s ability to manage its growth effectively, execute its business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; McAfee’s dependence on its senior management team and other key employees; McAfee’s ability to enhance and expand its sales and marketing capabilities; McAfee’s ability to attract and retain highly qualified personnel to execute its growth plan; the risks associated with interruptions or performance problems of its technology, infrastructure and service providers; McAfee’s dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with McAfee’s revenue recognition policy and other factors may distort its financial results in any given period; the effects on McAfee’s customer base and business if we are unable to enhance its brand cost-effectively; McAfee’s ability to comply with anti-corruption, anti-bribery and similar laws; McAfee’s ability to comply with governmental export and import controls and economic sanctions laws; the potential adverse impact of legal proceedings; McAfee’s ability to identify suitable acquisition targets or otherwise successfully implement its growth strategy; the impact of a change in McAfee’s pricing model; McAfee’s ability to meet service level commitments under its customer contracts; the impact on McAfee’s business and reputation if it is unable to provide high-quality customer support; McAfee’s dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; McAfee’s dependence on adequate research and development resources and its ability to successfully complete acquisitions; McAfee’s reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in McAfee’s solutions; McAfee’s ability to protect its proprietary rights; the impact on McAfee’s business if we are subject to infringement claim or a claim that results in a significant damage award; the risks associated with McAfee’s use of open source software in its solutions, solution packages and subscriptions; McAfee’s reliance on SaaS vendors to operate certain functions of its business; the risks associated with indemnity provisions in McAfee’s agreements; the risks associated with liability claims if McAfee’s breach its contracts; the impact of the failure by McAfee’s customers to pay it in accordance with the terms of their agreements; the risks associated with exposure to foreign currency fluctuations; the impact of potentially adverse tax consequences associated with McAfee’s international operations; the impact of changes in tax laws or regulations; the impact of the Tax Act; McAfee’s ability to maintain its corporate culture; McAfee’s ability to develop and maintain proper and effective internal control over financial reporting; the risks associated with having operations and employees located in Israel; and the impact of catastrophic events on McAfee’s business. Given these factors, as well as other variables that may affect McAfee’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. McAfee undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.